TRUST AGREEMENT

     TRUST  AGREEMENT  (the  "Agreement"),  made as of the 14th day of May,

1997 by and among the individuals set forth in  the  signature pages hereof

(collectively referred to herein as the "Shareholders"), and Mr. Rafael Nin as trustee (the "Trustee").

                            WITNESSETH:

     WHEREAS,  the Shareholders wish to enter into a trust  agreement  with respect to 2,500,000  shares  of  Class  B Common Stock of PepsiCola Puerto

Rico  Bottling  Company,  a  Delaware  Corporation,   (the   "Corporation")

currently owned by the Shareholders ("the "Settlement Shares")  and  as  to

certain other matters with respect to such Settlement Shares.

     WHEREAS,  the  Shareholders  own  the  number of Settlement Shares set forth opposite their names in the signature pages  hereof, as well as other shares not listed thereon;

     WHEREAS, the Shareholders have agreed upon the person who shall act as

Trustee of such trust (the "Trustee"); and

     WHEREAS, it is intended that the Trust qualify  as a grantor trust for federal income tax purposes with the Shareholders as grantors  and that the

Shareholders shall be treated as the owners for federal income tax purposes of the Settlement Shares held by the Trust; and

     WHEREAS,  the Corporation and some of its directors are defendants  in certain  class  action  securities  lawsuits  (the  "Litigation")  and  the

Corporation's counsel,  Gibson, Dunn & Crutcher, has recommended a possible settlement agreement (the  "Settlement  Agreement")  with the plaintiffs in such Litigation to settle the Litigation, and said Agreement would call for

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the  payment  of  $2,500,000 cash and 2,500,000 of Class  B  stock  of  the

Corporation;

     WHEREAS, the potential  settlement  with  the  Company's Directors and

Officer's insurance carrier, AIU, may be insufficient to fully fund (1) the

$2,500,000 cash settlement payment which would be due  to  plaintiffs,  (2)

the  Corporation's  defense  costs  of  approximately $2,500,000 and (3)the additional  funds  representing  the  value  of  2,500,000  shares  of  the

Corporation's  stock,  and  the Corporation does  not  have  the  resources sufficient to fund the recommended settlement;

     WHEREAS,  the  Shareholders   and   the  original  organizers  of  the

Corporation  own  a  major stake in the Corporation  and  have  a  definite interest in seeing that the Corporation survives and prospers;

     WHEREAS, the Shareholders  of  the  Corporation  wish to protect their interests as shareholders in the Corporation; and

     WHEREAS,  because the Shareholders believe that the  business  of  the

Corporation is viable  and that it should be preserved on an ongoing basis,

the  Shareholders  have  a  substantial  interest  in  the  Corporation  as shareholders and the Shareholders are willing to incur some short-term loss in their investment  in  order  to  foster  the  long-term financial health of  the  Corporation  and  to  preserve  their  remaining interests  in the

Corporation as shareholders;

     WHEREAS,  the  Corporation  shall  benefit by the availability of  the

2,500,000 of Class B Stock through the exercise  of  the  Option  under the

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Stock Option Agreement executed on this same date by the parties hereof and a Special Committee of the Corporation.

     NOW, THEREFORE, in consideration of the premises, it is hereby  agreed as follows:

     1.   TRANSFER OF STOCK TO TRUSTEE

     A.   The Shareholders hereby create an irrevocable trust (the "Trust")

under the following terms and conditions:

            (i)       Each Shareholder hereby assigns and transfers to  the

Trustee all rights, title  and  interest in the Settlement Shares owned and held  by  each  of  them, subject to  the  terms  and  conditions  of  this

Agreement.   Each  Shareholder   agrees   to   deliver   to   the  Trustee,

simultaneously  with  the  execution  of this Agreement, stock certificates representing its ownership of the Settlement  Shares,  together with a duly executed  stock  power  for the transfer of the Settlement  Shares  to  the

Trustee.

           (ii)      The Settlement Shares transferred and delivered to the

Trustee shall be recorded  in  the  stock  ledger of the Corporation in the name of "Mr. Rafael Nin, Trustee".

          (iii)       The Trustee shall receive  and  hold  the  Settlement

Shares in trust for the  benefit of the Shareholders in accordance with the terms of this Agreement.

     2.   TRUSTEE: IN GENERAL; POWERS

     A.   The Trustee is hereby expressly authorized and entitled to do any and all acts which he deems necessary or advisable in order to successfully carry  out  the  terms  of  the  Settlement  Agreement  including,  without limitation, the exercise of the  Option  (as such term is defined under the

Stock Option Agreement) under the Stock Option  Agreement  with  respect to


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the Settlement Shares and the transfer of the Option to the Corporation.

     B.   During  such time as the Settlement Shares are in the Trust,  the

Trustee shall be entitled  to  vote  the  Settlement Shares and to give any consent for any purpose as fully as any Shareholder  might do, and to waive any of the Shareholders' rights or privileges in respect  thereof,  and  to consent to any act of the Corporation, as though he were the absolute owner of  such  Settlement  Shares,  but  shall  not  have  any  right to sell or otherwise  dispose  of  the Settlement Shares, or receive dividends,  other

than  as provided in Section  2.A  hereunder.   The  right  to  vote  shall

include, without being limited to, the  right to  vote in  favor or against the dissolution, reorganization, merger, consolidation, or recapitalization of  the  Corporation  or  the  sale,  lease,  exchange  or  disposition  of substantially  all of the assets of the Corporation.  The Trustee shall pay the amount of any dividends  received  by him to the Settling Shareholders,

pro  rata in accordance with their contributions  to the Trust, immediately after the receipt thereof.

     C.   The interpretation by  the  Trustee  of the terms, provisions and conditions  of  this Agreement shall be conclusive  and  binding  upon  all holders of the Settlement Shares and on all other interested parties.

     3.   TRUSTEE; PROCEDURE

          The Trustee may exercise any  power or perform any act under this

Agreement by an agent or attorney, appointed in writing.


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     4.   TERMINATION

     A.   In the event of the death or disability of the Trustee, or at his sole discretion, this Agreement shall terminate.

     B.   This Agreement  shall  terminate  in  the  event  the  court with competent  jurisdiction  over  the  Litigation  does not grant or otherwise denies  approval  of  the  Settlement  Agreement, or if  the  Stock  Option

Agreement is terminated.

     C.   If not sooner terminated, as provided in Section 4.A or 4.B, this

Agreement shall terminate on December 31, 1997.

     5.   ENTIRE AGREEMENT

          This  Agreement and the Stock Option  Agreement  constitutes  the entire agreement  between  the  parties  on  the  subject  matter  of  this

Agreement,  and  supersedes any and all prior negotiations, correspondence,

agreements and understandings.

     6.   SEVERABILITY

          If any provision  of  this Agreement is held to be unenforceable,

the remainder of this Agreement shall not be affected thereby.

     7.   AMENDMENTS

          This Agreement may not be amended or modified except by a written agreement signed by the affected parties hereto.

     8.   CONFIDENTIALITY

          The parties to this Agreement will keep confidential the terms of

this  Agreement  unless  the  disclosure   thereof   becomes  mandatory  by

application  of  law  or  regulation  or  by  a  court  order,  or  if  the

Corporation's  securities  counsel,  considering  the  occurrence   of  any


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circumstances   deems   it  appropriate  or  advisable  to  undertake  such

disclosure.

     9.   ASSIGNMENT

          This Agreement  may  not  be  assigned  by  any party without the

consent of the other parties hereto.  This  Agreement   shall   be  binding

upon the heirs, successors, administrators,  executors  and assigns of each of the parties hereto.

     10.  NO WAIVER

          Any  waiver  by  a  party  of  a  breach of any provision of this

Agreement shall not operate as or be construed  to be a waiver of any other breach of such provision or of any other provision  of this Agreement.  The failure  of  a  party  to insist on strict adherence to any  term  of  this

Agreement shall not be considered  a  waiver  or  deprive that party of the right thereafter to insist upon strict adherence to  that term or any other term of this Agreement.

     11.  GOVERNING LAW

          This Agreement shall be governed by and construed  in  accordance with  the  laws  of  the  Commonwealth of Puerto Rico and, with respect  to matters covered by the Delaware  General Corporation Law, including without limitation the validity of this Trust Agreement and the formalities related thereto, by the Delaware General Corporation Law.

     12.  CAPTIONS

          The  captions  of  the various  sections  of  the  Agreement  are included for convenience of reference  only  and shall in no way affect the construction or interpretation of this Trust Agreement.


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     13.  INDEMNITIES AND COOPERATION FROM SHAREHOLDERS

     A.   The Shareholders will, severally, in  proportion to the number of shares  beneficially  owned  by  them  which  are  subject  to  this  Trust

Agreement, indemnify and hold the Trustee harmless from any and all claims,

demands,  causes  of  action,  losses, liabilities, damages,  judgments  or charges of any kind, including,  without  limitation, the cost of defending any action against him, together with any reasonable  attorneys'  fees  and investigation  costs incurred in connection therewith or in connection with any potential claim  or loss, or any other expenses, fees or charges of any character or nature, arising  in  connection  with  this  Trust  Agreement,

unless  and  until  it is determined in a final unappealable judgment  that such claim, demand, damage  or  expense  arises  as  a direct result of the

willful misconduct or gross negligence of the Trustee.   To the extent that

the  Trustee  is unable to enforce this indemnity against any  Shareholder,

the Corporation  shall  indemnify  the  Trustee to the same extent required from such Shareholder.

     B.   The Shareholders agree to cooperate fully with the Trustee and to do all further acts and things requested by the Trustee to more fully carry out and give effect to this Agreement and  to  permit the Trustee to comply with applicable laws and regulations in all matters  related  to the shares deposited with the Trustee,  including without limitation, the execution of proxies in favor of the Trustee, the execution of any public deeds that may be  required  under  applicable law and the preparation and filing  of  any reports required by any applicable law or regulation.


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     C.   The  Trustee   shall   be  entitled  to  reimbursement  from  the

Corporation for all expenses incurred  in  connection  with this Agreement,

but shall not be otherwise entitled to any compensation for his services as

Trustee.

     14.  NOTICES

          All  notices  which  may or are required to be given  under  this

Agreement or with respect to it  shall  be in writing and shall be given by personal delivery or by certified or registered  mail,  and shall be deemed to have been given or made when personally delivered on five  business days after being deposited in the mail, return receipt requested, in the case of notice by certified or registered mail, to the following addresses:

          (a)  If to the Trustee:

               1 Cervantes Street, Apt. 2
               Condado
               San Juan, Puerto Rico  00907

          (b)  If to the Corporation:

               PO Box 1709
               Hato Rey, Puerto Rico  00919

               Attention:  President

          (c)  If to any Shareholder, to the address set forth  below their names on the signature pages hereof.

     The  parties  may,  by  written notice given hereunder, designate  any further or different address to  which  subsequent notices shall be sent or persons to whose attention the same shall be directed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


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                                   TRUST

                                           NUMBER OF SHARES
  NAME OF SHAREHOLDERS AND                 BEING DEPOSITED IN
     ADDRESS FOR NOTICE                        THE TRUST                          SIGNATURE
----------------------------               -------------------            -----------------------
Charles H. and
   Patricia Beach                                988,435                  /s/ Charles H. Beach
                                                                          /S/ PATRICIA BEACH
Michael J. Gerrits
   Investment Ltd.                               183,721                  /S/ MICHAEL J. GERRITS

Patrick T. Gerrits                               150,126                  /S/ PATRICK T. GERRITS

Patrick T. Gerrits
   Irrevocable Trust                              17,307                  /S/ DAVID P. GERRITS

Christine Marie Gerrits
  Kline Irrevocable Trust                         17,307                  /s/ Christine Marie
                                                                          GERRITS KLINE

Anne Gerrits                                      60,573                  /S/ ANNE GERRITS

Anita F. Gerrits Trustee
   Trust #1                                       11,538                  /S/ ANITA F. GERRITS

James C. & Laure L. Keavney                       31,729                  /s/ James C. Keavney   /S/ LAURE L.
                                                                          KEAVNEY
James C. Keavney, Trustee
   for Laure L. Keavney
   Irrevocable Generation
   Skipping Trust                                  5,769                  /S/ J.C. KEAVNEY

Laure L. Keavney, Trustee
   for James C. Keavney
   Irrevocable Generation
   Skipping Trust                                  5,769                  /S/ LAURE L. KEAVNEY

Thomas J. Lawless                                  2,704                  /S/ THOMAS J. LAWLESS

Ronald Robinson                                    2,704                  /S/ RONALD ROBINSON

William A. Proulx                                  2,704                  /S/ WILLIAM A. PROULX

James J. O'Brien Estate                            2,704                  /S/ JAMES O'BRIEN, III

Lumiye International SA                          126,195                  /S/  ANTON SCHEDLBAUER

Girasol Enterprises                               54,083                  /s/ Ines de S.
                                                                          SCHEDLBAUER

Krauser Family Investment
   Ltd.                                          120,186                  /S/ CHARLES KRAUSER

Goltra Family Investment                                                  /S/ JOHN R. GOLTRA
   Ltd.                                          120,186

Dorothy D'Angelo                                 120,186                  /S/ DOROTHY D'ANGELO

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
                                           NUMBER OF SHARES
  NAME OF SHAREHOLDERS AND                 BEING DEPOSITED IN
     ADDRESS FOR NOTICE                        THE TRUST                          SIGNATURE
----------------------------               -------------------            -----------------------

John Wm. Beck                                    162,251                  /S/ JOHN WM. BECK

Haas Financial Corp.                              90,139                  /S/ GEORGE HAAS

Rafael Nin                                        55,921                  /S/ RAFAEL NIN

Sumner & Micheline Kramer                         55,921                  /S/ SUMNER KRAMER

Angel Collado-Schwarz                            111,842                  /s/ Angel Collado
                                                                          SCHWARTZ




                                                         /S/ RAFAEL NIN
                                                         ----------------------
                                                         Rafael Nin, as Trustee


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